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                                 EXHIBIT (11)(a)

                        Consent of KPMG Peat Marwick LLP
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                                AUDITOR'S CONSENT


    The Board of Trustees of
     American Performance Funds


    We consent to the use of our report dated October 17, 1997 and incorporated by reference for the American Performance Funds as of August 31, 1997 and for the periods indicated therein, and to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.


                                              /s/ KPMG Peat Marwick LLP

                                              KPMG Peat Marwick LLP


    Columbus, Ohio
    April 30, 1998